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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form F-4 of our report, dated January 30, 1997, on our audits of the financial statements of Pharmavene, Inc. as of December 31, 1996, and for the year then ended, and for the period February 16, 1990, (inception) to December 31, 1996, which report is included in Shire Pharmaceuticals Group plc's Form 6-K dated August 30, 1999. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP


McLean, Virginia
November 12, 1999